EXHIBIT 99.1

FOR IMMEDIATE RELEASE

The Eastern Company Acquires Sungear and Crown Precision

•	Acquires Sungear and Crown Precision for $7.85 million, establishing a fourth operating platform at Eastern focused on precision manufacturing for the aerospace and defense industries

•	Transaction fully funded under Eastern's existing revolving credit facility with substantial remaining liquidity for further platform development

SHELTON, CT – June 2, 2026 - The Eastern Company (“Eastern” or the “Company”) (NASDAQ:EML), a manufacturer of engineered products and solutions serving commercial transportation, logistics, and other industrial markets, today announced the acquisition of Sungear, LLC (“Sungear”) and Crown Precision (“Crown”), two California-based precision manufacturers of high tolerance components serving aerospace, defense and adjacent end markets. The transaction establishes a fourth operating platform for Eastern, complementing its existing portfolio of Eberhard Manufacturing, Velvac, and Big 3 Precision.

The acquisitions of Sungear and Crown align with the Company's strategic priorities to expand its portfolio of operating platforms, add engineered products with attractive end-market exposure, and deploy capital into businesses that benefit from Eastern's decentralized, holding-company model. Sungear and Crown will continue to be led by their existing management teams, with Eastern providing financial discipline, strategic guidance, and access to capital to support investment in capacity, automation, and product development.

Under the terms of the transaction, Eastern acquired 100% of the issued and outstanding equity of Sungear and Crown for $7.85 million in aggregate consideration on a cash-free, debt-free basis. The transaction was funded through borrowings under Eastern's existing revolving credit facility with Citizens Bank, N.A. On a combined basis, Sungear and Crown generated approximately $22.8 million of revenue for the trailing twelve months ended April 1, 2026.

“This transaction creates a fourth operating platform for Eastern that expands our presence in the aerospace and defense markets in a disciplined manner,” stated Ryan A. Schroeder, President and Chief Executive Officer of The Eastern Company. “Sungear and Crown each have deep engineering capabilities, embedded positions within long-cycle programs at leading aerospace and defense customers, and exposure to multi-year procurement tailwinds. Both businesses complement our existing portfolio and fit well within Eastern's decentralized operating model, offering them a clear opportunity to benefit from the operational and strategic support we provide our other platforms. We will continue to evaluate opportunities both to expand our existing operating platforms and to establish new platforms through acquisitions that complement our core strengths and enhance long-term shareholder value.”

About Sungear

San Diego-based Sungear manufactures complex high-tolerance precision gears and subassemblies serving commercial and defense aerospace end markets. Sungear's engineering and manufacturing expertise spans internal and external gears, splines, helical gears, and integrated assemblies, supported by longstanding approvals and certifications with leading aerospace customers.

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About Crown

Irwindale, California-based Crown Precision is a manufacturer of high-tolerance actuation components and assemblies serving commercial, private, and military aircraft programs. The company specializes in the precision machining of rod ends, glands, bushings, caps, and plates using aircraft-grade alloys including stainless steel, aluminum, titanium, copper, and bronze. Crown Precision serves a long-standing customer base of leading aerospace companies.

About The Eastern Company

The Eastern Company manages businesses that design, manufacture and sell engineered products and solutions for industrial markets. The Company operates from locations in the U.S., Canada, Mexico, Taiwan, and China. More information on the Company can be found at www.easterncompany.com.

Safe Harbor for Forward-Looking Statements

Statements contained in this press release that are not based on historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of forward-looking terminology such as “would,” “should,” “could,” “may,” “will,” “expect,” “believe,” “estimate,” “anticipate,” “intend,” “continue,” “plan,” “potential,” “opportunities,” or similar terms or variations of those terms or the negative of those terms. There are many factors that affect the Company’s business and the results of its operations and that may cause the actual results of operations in future periods to differ materially from those currently expected or anticipated. These factors include:

•	the effect of the acquisition on Sungear’s and Crown’s business relationships with employees, customers, or suppliers, or on operating results or the businesses generally;
•	the possibility that the acquisition may be more expensive than anticipated, including as a result of unexpected factors or events or unknown liabilities;
•	risks associated with doing business overseas, including fluctuations in exchange rates and the inability to repatriate foreign cash, the impact on cost structure and on economic conditions as a result of actual and threatened increases in trade tariffs and the impact of political, economic, and social instability;
•	the impact of tariffs, trade sanctions or political instability on the availability or cost of raw materials;
•	the impact of higher raw material and component costs and cost inflation, supply chain disruptions and shortages, particularly with respect to steel, plastics, scrap iron, zinc, copper, and electronic components;
•	delays in delivery of our products to our customers;
•	the impact of global economic conditions and interest rates, and more specifically conditions in the automotive, construction, aerospace, energy, oil and gas, transportation, electronic, and general industrial markets, including the impact, length and degree of economic downturns on the customers and markets we serve and demand for our products, reductions in production levels, the availability, terms and cost of financing, including borrowings under credit arrangements or agreements, the potential impact of bank failures on our ability to access financing or capital markets, and the impact of market conditions on pension plan funded status;
•	restrictions on operating flexibility imposed by the agreement governing our credit facility;
•	the inability to achieve the savings expected from global sourcing of materials;
•	lower-cost competition;
•	our ability to design, introduce and sell new or updated products and related components;
•	market acceptance of our products;
•	the risk that the Company may not be able to timely and effectively integrate Sungear and Crown and achieve anticipated benefits, synergies, growth opportunities or financial results from the acquisition, or potential future acquisitions, including as a result of unexpected costs, liabilities or other factors;
•	costs and liabilities associated with environmental compliance;

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•	the impact of climate change, natural disasters, geopolitical events, and public health crises, including pandemics and epidemics, and any related Company or government policies or actions;
•	military conflict (including the Russia/Ukraine conflict, the conflict in the Middle East, the possible expansion of such conflicts and geopolitical consequences) or terrorist threats and the possible responses by the U.S. and foreign governments;
•	failure to protect our intellectual property;
•	cyberattacks; and
•	materially adverse or unanticipated legal judgments, fines, penalties, or settlements.

The Company is also subject to other risks identified and discussed in Part I, Item 1A, Risk Factors, and in Part II, Item 7, Management’s Discussion and Analysis of Financial Condition and Results of Operations, of the Form 10-K/A for the year ended January 3, 2026, filed with the Securities and Exchange Commission (the “SEC”) on March 19, 2026, and that may be identified from time to time in our quarterly reports on Form 10-Q, current reports on Form 8-K and other filings we make with the SEC.

Although the Company believes it has an appropriate business strategy and the resources necessary for its operations, future revenue and margin trends cannot be reliably predicted, and the Company may alter its business strategies to address changing conditions. Also, the Company makes estimates and assumptions that may materially affect reported amounts and disclosures. These relate to valuation allowances for accounts receivable and excess and obsolete inventories, accruals for pensions and other postretirement benefits (including forecasted future cost increases and returns on plan assets), provisions for depreciation (estimating useful lives), uncertain tax positions, and, on occasion, accruals for contingent losses. The Company undertakes no obligation to update, alter, or otherwise revise any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future events, or otherwise, except as required by law.

Investor Relations Contacts

The Eastern Company

Ryan Schroeder or Nicholas Vlahos

203-729-2255

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